                                                                      Exhibit 25

                          Securities Act of 1933 File No. ______
                          (If application to determine eligibility of trustee for delayed offering pursuant to Section 305 (b) (2))

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              -----------------
                                   FORM T-1

        STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF
                                     1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                  TRUSTEE PURSUANT TO SECTION 305(b)(2)______

                              -----------------

                           THE CHASE MANHATTAN BANK
                            (National Association)
              (Exact name of trustee as specified in its charter)

                                  13-2633612
                    (I.R.S. Employer Identification Number)

                  1 Chase Manhattan Plaza, New York, New York
                   (Address of principal executive offices)

                                     10081
                                  (Zip Code)

                              -----------------

                      VIRGINIA ELECTRIC AND POWER COMPANY
              (Exact name of obligor as specified in its charter)

                                   Virginia
        (State or other jurisdiction of incorporation or organization)

                                  54-0418825
                     (I.R.S. Employer Identification No.)

                             One James River Plaza
                              Richmond, Virginia
                   (Address of principal executive offices)

                                     23261
                                  (Zip Code)

                              -----------------

                      First and Refunding Mortgage Bonds
                        to be issued from time to time
                      (Title of the indenture securities)

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

Item 1. General Information.

                 Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                        Comptroller of the Currency, Washington, D.C.

                        Board of Governors of The Federal Reserve System, Washington, D.C.

         (b)     Whether it is authorized to exercise corporate trust powers.

                         Yes.

Item 2. Affiliations with the Obligor.

                If the obligor is an affiliate of the trustee, describe each such affiliation.

                The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

                (See Note on Page 2.)

Item 16. List of Exhibits.

        List below all exhibits filed as a part of this statement of eligibility.

        *1.-- A copy of the articles of association of the trustee as now in effect. (See Exhibit T-l (Item 12), Registration No. 33-55626.) *2.-- Copies of the respective authorizations of The Chase Manhattan
                Bank (National Association) and The Chase Bank of New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect. (See Exhibit T-l (Item 12), Registration No. 2-67437.)
        *3.-- Copies of authorizations of The Chase Manhattan Bank (National
                Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit T-l (Item 12), Registration No. 2-67437).
        *4.-- A copy of the existing by-laws of the trustee.  (See Exhibit T-l
                (Item 12(a)), Registration No. 22-26320.)
        *5.-- A copy of each indenture referred to in Item 4, if the obligor is in default.  (Not applicable).
        *6.-- The consents of United States institutional trustees required by
                Section 321(b) of the Act. (See Exhibit T-l, (Item 12), Registration No. 22-19019.)
         7.-- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


---------------

  *The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                ---------------
                                       1.

                                     NOTE

           Inasmuch as this Form T-l is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

   Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-l.


                                   SIGNATURE


           Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and the State of New York, on the 12th day of April, 1995.



                                                        THE CHASE MANHATTAN BANK
                                                        (NATIONAL ASSOCIATION)



                                                    By  Ronald J. Halleran
                                                      ---------------------
                                                           Second Vice President




                               ----------------
                                      2.

                                   EXHIBIT 7

REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of the

                        THE CHASE MANHATTAN BANK, N.A.
    of New York in the State of New York at the close of business on December
         31, 1994, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.

    Charter Number 2370
Comptroller of the Currency Northeastern District
Statement of Resources and Liabilities

                                                                                                                 Thousands
                   ........................................................ASSETS                                of Dollars
                   Cash and balances due from depository institutions:
                     Noninterest-bearing balances and currency and coin                                           $ 4,517,179
                     Interest-bearing balances                                                                      7,001,642
                   Held to maturity securities                                                                      1,593,325
                   Available-for-sale securities                                                                    4,669,255
                   Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
                     Federal funds sold                                                                             3,651,850
                     Securities purchased under agreements to resell                                                        0
                   Loans and lease financing receivable:
                     Loans and leases, net of unearned income                           $ 50,879,818
                     LESS: Allowance for loan and lease losses                             1,073,196
                     LESS: Allocated transfer risk reserve
                                                                                       -------------
                                                                                                   0
                     Loans and leases, net of unearned income, allowance, and reserve                               49,806,622
                   Assets held in trading accounts                                                                  13,112,807
                   Premiums and fixed assets (including capitalized leases)                                          1,758,500
                   Other real estate owned                                                                             480,982
                   Investments in unconsolidated subsidiaries and associated companies                                  55,722
                   Customers' liability to this bank on acceptances outstanding                                        611,839
                   Intangible assets                                                                                   787,948
                   Other assets                                                                                      6,145,452
                                                                                                                     ---------
                   TOTAL ASSETS                                                                                    $94,193,123
                                                                                                                   ===========

                                                                     LIABILITIES
                Deposits:
                   In domestic offices                                                                         $ 29,536,028
                      Noninterest-bearing                                               $  11,648,377
                      Interest-bearing                                                     17,887,651
                                                                                         ------------
                   In foreign offices, Edge and Agreement subsidiaries, and IBFs                                 36,020,612
                      Noninterest-bearing                                               $   2,320,293
                      Interest-bearing                                                     33,700,319
                                                                                        -------------
                Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
                    Federal funds purchased                                                                       1,014,936
                    Securities sold under agreements to repurchase                                                  678,033
                Demand notes issued to the U.S. Treasury                                                            300,000
                Trading liabilities                                                                               8,066,477
                Other borrowed money:
                   With original maturity of one year or less                                                     2,940,252
                   With original maturity of more than one year                                                     427,525
                Mortgage indebtedness and obligations under capitalized leases                                       40,550
                Bank's liability on acceptances executed and outstanding                                            616,531
                   Subordinated notes and debentures                                                              2,360,000
                   Other liabilities                                                                              5,195,890
                                                                                                                  ---------
                   TOTAL LIABILITIES                                                                             87,196,834
                                                                                                                 ----------
                   Limited-life preferred stock and related surplus                                                       0
                                                                                                                 EQUITY CAPITAL
                   Perpetual preferred stock and related surplus                                                          0
                   Common stock                                                                                     915,576
                   Surplus                                                                                        4,656,010
                   Undivided profits and capital reserves                                                         1,478,713
                   Net unrealized holding gains (losses) on available-for-sale securities                          (64,959)
                   Cumulative foreign currency translation adjustments                                              10,949
                                                                                                                    ------
                   TOTAL EQUITY CAPITAL                                                                          6,996,289
                                                                                                                 ---------
                   TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK,
                        AND EQUITY CAPITAL                                                                     $94,193,123
                                                                                                               ===========

                I, Lester J. Stephens, Jr., Senior Vice President and Controller
                   of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.


                                         (Signed) Lester J. Stephens, Jr.

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

(Signed) Thomas G. Labrecque
(Signed) Richard J. Boyle                 Directors
(Signed) Donald H. Trautlein